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Exhibit 21

Subsidiaries	State or Country of Incorporation
All subsidiaries are wholly owned except as indicated.
Bally Technologies, Inc.	Nevada
Alliance Holding Company	Nevada
Bally Gaming International, Inc.	Delaware
Bally Gaming, Inc.	Nevada
Bally Technologies India Private Limited	India
BGI Australia Pty. Limited	Australia
BGI Gaming & Systems, S. de R.L. de C.V.+	Mexico
Bally Gaming Services, LLC	Nevada
Bally Servicios, S. de R.L. de C.V.++	Mexico
Bally Gaming Africa (Proprietary) Ltd.	South Africa
Bally Gaming de Puerto Rico, Inc.	Puerto Rico
Bally Gaming and Systems, S.A.	Uruguay
Bally Gaming and Systems UK Limited	United Kingdom
Bally Gaming Hong Kong Limited	Hong Kong
Bally Gaming Canada Ltd.	Canada
Bally Gaming GP, LLC	Nevada
Bally Gaming LP, LLC	Nevada
Bally Technologies Bermuda, L.P.++++	Bermuda
Bally Gaming Netherlands II B.V.	Netherlands
Bally Gaming and Systems	France
Bally Gaming d.o.o.	Slovenia
Bally Gaming International GmbH	Germany
Bally Gaming Netherlands I B.V.	Netherlands
Bally Gaming Netherlands III B.V.	Netherlands
Importadora Bally Technologies Chile Limitada+++++	Chile
Bally Macau Limited+++	Macau
Bally Technologies (Gibraltar) Limited	Gibraltar
Bally Technologies Italy S.R.L. Unipersonale	Italy
Bally Technologies New Zealand Limited	New Zealand
Bally Technologies Singapore PTE. Ltd.	Singapore
Bally Technologies Spain, S.L.U.	Spain
Bally Technologies Colombia SAS	Colombia
Bally Technologies Malta Limited+	Malta
Compudigm Services, Inc.	Nevada
Sierra Design Group	Nevada
Arcade Planet, Inc.	California
Casino Electronics, Inc.	Nevada

+
99% owned by Bally Gaming, Inc. and 1% owned by Bally Gaming International, Inc.

++
99% owned by BGI Gaming & Systems and 1% owned by Bally Gaming Services, LLC

+++
90% owned by Bally Gaming Netherlands II B.V. and 10% owned by Bally Gaming Netherlands I B.V.

++++
99% owned by Bally Gaming LP, LLC and 1% owned by Bally Gaming GP, LLC

+++++
99.9% owned by Bally Gaming Netherlands III B.V. and 0.1% owned by Bally Gaming Netherlands I B.V.

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  Exhibit 21